UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 4, 2008

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Option and Stock Grants

On December 4, 2008, the Board of Directors of Salon Media Group, Inc. (the “Company”) approved grants of options to purchase shares of the Company’s common stock under the Company’s 2004 Stock Plan to the following officers and directors, vesting over four years, with 1/4 of such shares vesting on December 4, 2009 provided such individual’s service has not terminated prior to such date, and 1/48 of such shares vesting for each full month thereafter until fully vested subject to such individual’s continuous service to the Company:

Name	Option Grant
James Rosenfield	10,000
John Warnock	10,000
George Hirsch	10,000
Robert Ellis	10,000
Deepak Desai	10,000
Robert McKay	10,000
David Talbot	10,000
Norman Blashka	16,667
Joan Walsh	19,167
Andreas Droste	15,000
Elizabeth Hambrecht	10,833

The non-executive directors receive no cash compensation, and received no option grants during the prior 12 months.

On December 4, 2008, in connection with a program providing for the reduction of cash compensation rates for executives in 2009, the Board of Directors also approved the following grants of restricted common stock to the below named officers, vesting on January 1, 2010, or prior thereto under certain circumstances:

Officer	Common Stock Grant
Noman Blashka	57,143
Joan Walsh	65,714
Andreas Droste	51,429
Elizabeth Hambrecht	292,857

Option Repricing

On December 4, 2008, the Compensation Committee of the Board of Directors of the Company (the “Committee”) authorized the repricing of all outstanding options issued to current employees, directors and officers to $0.35, the closing price for shares of Common Stock on the Over-the-Counter Bulletin Board on the date of the repricing.

The Committee considered the fact that options granted in the past have exercise prices well above the recent trading prices of the Common Stock and to retain highly qualified employees with experience in the online news and social networking industry, the Committee determined that a repricing of underwater stock options was in the best interest of the Company.

The reduction of option exercise prices described above (the “Repricing”) will apply to all outstanding options issued to current employees, directors and officers pursuant to the Company’s 1995 Stock Option Plan and the Company’s 2004 Stock Plan and to options granted outside of such plans.  In total, the Repricing will apply to an aggregate of 2,073,344 shares of Common Stock underlying options.  The Repricing was effected pursuant to a resolution of the Compensation Committee of the Company’s Board of Directors adopted on December 4, 2008.

Individuals affected by the Repricing described above include the following officers and directors of the Company:

James Rosenfield, a member of the Company’s Board of Directors, who held options to purchase 40,213 shares of the Company’s common stock at exercise prices ranging from $1.05 to $58.40 per share.

John Warnock, a member of the Company’s Board of Directors, who held options to purchase 30,500 shares of the Company’s common stock at exercise prices ranging from $1.05 to $2.80 per share.

George Hirsch, a member of the Company’s Board of Directors, who held options to purchase 36,000 shares of the Company’s common stock at exercise prices ranging from $1.05 to $5.20 per share.

Robert Ellis, a member of the Company’s Board of Directors, who held options to purchase 30,500 shares of the Company’s common stock at exercise prices ranging from $1.05 to 2.80 per share.

Deepak Desai, a member of the Company’s Board of Directors, who held options to purchase 28,500 shares of the Company’s common stock at exercise prices ranging from $1.05 to $2.80 per share.

Robert McKay, a member of the Company’s Board of Directors, who held options to purchase 30,500 shares of the Company’s common stock at exercise prices ranging from $1.05 to 2.80 per share.

David Talbot, a member of the Company’s Board of Directors, who held options to purchase 289,594 shares of the Company’s common stock at exercise prices ranging from $1.05 to $201.20 per share.

Norman Blashka, the Company’s Executive Vice President and Chief Financial Officer, who held options to purchase 365,781 shares of the Company’s common stock at an exercise price of $1.60.

Joan Walsh, the Company’s Editor in Chief, who held options to purchase 409,786 shares of the Company’s common stock at exercise prices ranging from $1.05 to $40.00 per share.

Andreas Droste, the Company’s Vice President of Marketing and Sales, who held an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.30 per share.

Elizabeth Hambrecht, a member of the Company's Board of Directors and the Company’s Chief Executive Officer, who held options to purchase 220,000 shares of the Company’s common stock at exercise prices ranging from $1.05 to $2.80 per share.

All of the foregoing options have been repriced to $0.35 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 5, 2008

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Norman M. Blashka
Norman M. Blashka
Chief Financial Officer